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                                                                    Exhibit 23.4

                       [LETTERHEAD OF ROSEN CONSULTING GROUP]

                         CONSENT OF ROSEN CONSULTING GROUP

To Prime Group Realty Trust:


     In connection with Prime Group Realty Trust's registration of 2,579,994 common shares of beneficial interest of behalf of certain shareholders, we hereby consent (i) to the use of our report, "Economic, Office, and Industrial Market Trends in Chicago, Nashville, Knoxville, Milwaukee and Columbus", dated May 26, 1998, in Amendment No. 1 to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 (the "Registration Statement") as initially filed with the Securities and Exchange Commission (the "SEC") on May 6, 1998, as amended by Amendment No. 1 thereto filed with the SEC on June 9, 1998 and Post-Effective Amendment No. 1 thereto filed with the SEC on September 10, 1998, (ii) to all references to our firm included in or made a part of the Registration Statement and (iii) to the reference to our firm as experts in the Section under the caption "Experts" in the Registration Statement.

                                        Sincerely,

                                        /s/ Kenneth T. Rosen
                                        ------------------------------------
                                        By: Kenneth T. Rosen
                                        Its: President



Berkeley, California
September 24, 1998